Exhibit 99.1

             INVESTOR PRESENTATION  FEBRUARY-MARCH 2020

 TABLE OF CONTENTS  2  ABOUT ESSEX   3  EXECUTIVE SUMMARY  4  WEST COAST FUNDAMENTALS   8  LEGISLATIVE UPDATES & KEY MARKET STATS  21  INVESTMENTS AND CAPITAL ALLOCATION   24   2020 GUIDANCE AND BALANCE SHEET   31   DEFINITIONS & RECONCILIATIONS   38

ESSEX AT A GLANCE

ESSEX PROPERTY TRUST, INC

THE ONLY PUBLIC MULTIFAMILY REIT DEDICATED TO THE WEST COAST



SEATTLE
17% of NOI(1)
NORTHERN, CA
42% of NOI(1)
San Francisco MD 9%
Oakland(2) 13%
Santa Clara 20%
SOUTHERN, CA
41% of NOI(1)
Ventura 5%
Los Angeles 18%
Orange County 10%
San Diego 8%
Washington & California combined represent the 5th highest GDP in the world

- Established in 1971
- Dedicated to eight coastal markets in California and Washington with high barriers to housing construction
- Long track record of success with highest total return of all public U.S. REITs since IPO in 1994(3)
- S&P Dividend Aristocrat; 26 year history of increasing cash dividend
- Top executives share an average tenure of roughly 20 years
- $26.4 Billion Total Market Cap
- S&P 500 Company
- Investment Grade rated

(1) Represents percent of pro rata NOI as of 12/31/19, rounded to the nearest percent.
(2) Oakland includes Alameda and Contra Costa Counties.
(3) As of 12/31/19.

3

 EXECUTIVE SUMMARY – KEY HIGHLIGHTS              California’s chronic housing shortage remains a key issue and shows no signs of abating (pg. 10)New supply as a percent of stock remains well below 1% and the recent decline in permits in ESS markets compares favorably to the U.S. (pg. 11-12)The after-tax cost premium to own a home vs. rent is approximately 74% in Essex’s markets, a strong economic incentive to rent (pg. 13)Demand drivers on the West Coast remain robust relative to the U.S. (pg. 14-15)High-quality job growth in Essex markets continues to outpace low paying jobs, contributing to personal income growth (pg. 16)Job openings at leading tech companies located on the West Coast are at the highest level in years (pg. 17)West Coast income growth has outpaced rent growth in recent years, leading to improved rental affordability (pg. 18)Preliminary January and February same-property revenue growth in-line with expectations. No change to 2020 guidance (pg. 32-33)  4

   0%  1000%  2000%  3000%  4000%  5000%  6000%    Jun-94Dec-94 Jun-95 Dec-95 Jun-96 Dec-96 Jun-97 Dec-97Jun-98 Dec-98 Jun-99 Dec-99 Jun-00 Dec-00 Jun-01 Dec-01 Jun-02 Dec-02 Jun-03 Dec-03 Jun-04 Dec-04 Jun-05 Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19  Total Shareholder Return Since IPO Through 12/31/19    ESS    NAREIT All Equity    S&P 500    NAREIT Equity Apartments  Superior value creation for shareholders since the IPOHighest total return of all public U.S. REITs since IPO in 1994  INVESTMENT STRATEGY LEADS TO SUPERIOR TOTAL RETURNS  Source: Company Disclosures, S&P Global Market Intelligence June 1994 – December 2019  5  ESS CAGR: 16.6%  1,610%  1,065%  4,970%  1,172%

                                                                                                                   $10.00$8.00$6.00$4.00$2.00$0.00  $12.00  $14.00  1994  1995  1996  1997  1998  1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  2020E      Dividend Per Share Total FFO Per Share  Since the IPO, we have generated compound Annual Dividend/SH and Total FFO/SH growth of 6.4% and 8.4%, respectively (1)Raised the Dividend every year since the IPO and paid entirely in cashS&P Dividend AristocratDividend and FFO Per Share Growth        GreatRecession    FFO per share ↑ 157% since the Great Recession(2)  SIGNIFICANT DIVIDEND PER SHARE AND TOTAL FFO PER SHARE GROWTH  Through YE 20192019 FFO compared to 2010  6

 Superior Core FFO Growth cannot be explained by strong rent growth alone, Essex drives superior bottom line results through disciplined capital allocation decisions and an unwavering focus oncreating value for shareholders  SUPERIOR SAME-PROPERTY NOI, CORE FFO, AND DIVIDEND GROWTH  Source: Company DisclosuresPeer average for Same-Property NOI, Core FFO, and dividend growth includes four multifamily REITs (EQR, AVB, UDR, AIV)  7                      77%  56%  -20%  0%  20%  40%  60%  80%  20072008200920102011201220132014201520162017201820192020E    ESS    Peer Average                        168%  40%  -40%  0%  40%  80%  120%  160%  200%  20072008200920102011201220132014201520162017201820192020E  Same-Property NOI Growth Core FFO Growth    ESS    Peer Average                        125%  32%  (80%)  (40%)  0%  40%  80%  120%  160%  20072008200920102011201220132014201520162017201820192020E  Dividend Growth    ESS    Peer Average

   WEST COAST FUNDAMENTALS      Township | Redwood City, CA

WHY WEST COAST MARKETS?

ESSEX
PROPERTY TRUST, INC.

LONG-TERM FAVORABLE SUPPLY/DEMAND DYNAMICS

DIVERSE DEMAND DRIVERS

- Highest GDP in the U.S.
- Centers of innovation drive job creation and income growth
- Higher median household incomes
- Higher percentage of renters vs. owners
- Favorable demographics

LIMITED SUPPLY

- New supply (multifamily & for-sale) historically below 1% of existing stock in CA
- High cost of homeownership makes transition from renter to homeowner more difficult
- Difficult and costly to build, restrictive and lengthy entitlement process

9

 CALIFORNIA’S CHRONIC HOUSING SHORTAGE  Source: Up for Growth National Coalition - Housing Underproduction in the U.S., April 2018  10  In the U.S., 23 states underproduced by ±7.3 million housing units from 2000-2015California represents nearly 50% of the housing shortfall at ±3.4 million units

 In Essex’s California markets, new supply as a percent of stock has historically remained below 1%Total permitting activity is down 17% from the recent peak in Essex CA markets  LIMITED SUPPLY IN ESSEX MARKETS  Source: Census Bureau, Essex, and Rosen Consulting Group  11          Essex  U.S.  0.0%  0.2%  0.4%  0.6%  0.8%  1.0%  1.2%  1.4%  1.6%  1.8%  2.0%  Dec-89  Dec-92  Dec-95  Dec-98  Dec-01  Dec-04  Dec-07  Dec-10  Dec-13  Dec-16  Dec-19  Total Permits as a % of Total Stock ESS CA vs. U.S.            Essex  U.S.  0.0%  0.2%  0.4%  0.6%  0.8%  1.0%  1.2%  1.4%  1.6%  1.8%  2.0%  Dec-89  Dec-92  Dec-95  Dec-98  Dec-01  Dec-04  Dec-07  Dec-10  Dec-13  Dec-16  Dec-19  Single-Family Permits as a % of Single-Family StockESS CA vs. U.S.

 PERMITS AND NEAR-TERM SUPPLY  Source: Census Bureau, Essex, and Rosen Consulting Group(1) Trailing twelve months (TTM) includes all residential permits for single-family and multifamily  12        0.5%  0.6%  0.7%  0.8%  Jan-15  May-15  Sep-15  Jan-16  May-16  Sep-16  Jan-17  May-17  Sep-17  Jan-18  May-18  Sep-18  Jan-19  May-19  Sep-19  Total residential permits as a percent of stock for ESS Markets remains well below the U.S.Residential Permits as % of Stock (TTM)(1) ESS Markets vs. US Total1.1%1.0%0.9%    ESS Portfolio: Total Permits as a % of Total Stock    U.S: Total Permits as a % of Total Stock    Permits in ESS markets continue to trend down

           0  50,000  100,000  150,000  200,000  250,000  300,000  New Jobs/Housing Units Per Year (2010-2019)  Chronic housing shortage and tax law changes have pushed the cost to own a median priced home to 74% above the average cost to rent in Essex metros  Essex Metros Have Created 5x More Jobs Than Housing Units This Cycle  After-Tax Premium Cost toOwn vs. Rent in Essex Markets(1)        After-tax cost of home purchasepremium over cost to rent  Excluding impact of 2018 tax reform  20-year average  New Jobs  THE RISING PREMIUM TO OWN VS. RENT IN ESSEX MARKETS  Sources: RealPage, CoreLogic, Federal Housing Finance Agency (FHFA), Census Bureau, Bureau of Labor Statistics (BLS), Essex(1) Cost premia based on median home prices, median rents and 30-yr fixed mortgage rates with 10% down payment and PMI. Tax impact based on marginal tax rates at median incomes.  13  New Units              52%  74%  62%  0%  25%  50%  75%  100%  125%  1997  1999  2001  2003  2005  2007  2009  2011  2013  2015  2017  2019  Cost Premium to own vs. rent in Essex Markets

     17.3%  26.3%  -5%  15%10%5%0%  20%  25%  2009  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019    Essex markets have benefitted from superior job growth this decade, well above the national averagesCumulative Job Growth30%  ESSEX MARKETS CONTINUE TO BENEFIT FROM SUPERIOR LONG-TERM EMPLOYMENT GROWTH  Sources: BLS(1) ESS averages are weighted by same-property rental income across Essex metros.  +900bpscumulative spread for Essex markets over U.S.  +900bps cumulative spread for Essex markets over U.S.            ESS Markets(1) United States  14

       0%  1%  2%  3%  Dec-16  Jun-17  Dec-17  Jun-18  Dec-18  Jun-19  Dec-19      WEST COAST JOB GROWTH CONTINUES TO OUTPACE THE U.S.  Source: BLS, Census Bureau, EssexESS non-farm employment growth averages are weighted by same-property rental income across Essex metros.Major East Coast Markets include New York City, Boston, Washington D.C. and Northern New Jersey  15  Job growth in Essex metros has accelerated while growth outside of Essex markets has decelerated. The current spread (T3M YOY) between Essex markets and all other metros of ~80bps is the widest since December 2016Job GrowthTrailing 3-Month Average As of December 2019            2.3%  1.4%  1.4%  0%  1%  2%  3%  ESS Wtd Avg  U.S  Major East Coast Markets(2)  Essex Metros (1)United States, excl. Essex Metros

ESSEX
PROPERTY TRUST, INC.

JOB GROWTH IN ESS MARKETS – HIGH VS. LOW WAGE INDUSTRIES

- High-paying industries continue to add more jobs than low paying industries in Essex markets, helping **improve incomes** and **rental affordability**


Top 5 vs. Bottom 5 Paying Industries in ESS Markets
YOY Trailing 3-Month Average
Top Paying Industries
Bottom Paying Industries
Total Job Growth
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2.5%
2.3%
2.0%
Dec-13
Jun-14
Dec-14
Jun-15
Dec-15
Jun-16
Dec-16
Jun-17
Dec-17
Jun-18
Dec-18
Jun-19
Dec-19

Source: BLS
Essex markets weighted by 4Q19 Same-Property Revenue.

16

 Job openings at the Top 10 Tech firms in CA and WA is nearly 27,000 positions, +12% compared to one year ago  JOB OPENINGS – TOP 10 TECH FIRMS  Source: Company Websites and LinkedIn  17                                      0  5,000  10,000  15,000  20,000  25,000  30,000  1Q162Q163Q164Q161Q172Q173Q174Q171Q182Q183Q184Q181Q192Q193Q194Q19  Total Job Openings in CA & WA Top 10 Tech Companies                              12%  -30%  -20%  -10%  0%  10%  20%  30%  40%  50%  60%26,648  1Q17  2Q17  3Q17  4Q17  1Q18  2Q18  3Q18  4Q18  1Q19  2Q19  3Q19  4Q19  YOY %Total Job Openings in CA & WA Top 10 Tech Companies

 RISING INCOMES ARE LEADING TO IMPROVED AFFORDABILITY  Sources: Census Bureau, Essex, Moody’s Analytics, Axio and Rosen Consulting Group  18  West Coast Income vs. Rent Growth              60%    47%  46%  33%  -10%  0%  10%  20%  30%  40%  50%  60%  70%  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  2020(e)  Percent Growth  In the first half of the decade, West Coast rents grew ~2x faster than incomes. In the second half, income growth is expected to exceed rent growth by ~1.5x.West Coast rent to income growth ratios are forecasted to be lower than the national average by 2020.ESS Portfolio vs. U.S.  Cuml. Rent Growth vs. Income Growth        ESS Cuml. Rent GrowthU.S. Rent Growth    ESS Cuml. HH Income GrowthU.S. HH Income Growth              0%  5%  10%  15%  20%  25%  30%  35%  40%  2010-2015  2016-2020(e)    Income Growth    Rent Growth

 DEMAND TO EXCEED SUPPLY IN ESSEX’S MARKETS  19        s                                                      San FranciscoSan JoseLos Angeles ESS SubmarketsEssex Portfolio*Oakland Orange County  Los Angeles Core Essex MarketSan Diego Essex PortfolioDenver Boston Nassau-Suffolk Seattle Other MarketsNorthern NJ D.C. U.S.New York Portland MiamiBaltimore U.S. Phoenix Atlanta Houston Dallas  $0  $200  $400  $600  $800  $1,000  $1,200  In Essex’s markets, where home prices are ~3x greater than the national average, housing demand is expected to exceed supply relative to other major metros in 2020$1,400  0.0 0.5 1.0 1.5  2.0  2.5  Median Single Family and Condo Home Price (in 000s, NAR & CoreLogic)  Ratio of New Home Demand to Total New Supply (2020F)Sources: Moody’s Analytics, National Association of Realtors, CoreLogic, BLS, and Essex*Essex Portfolio weighted by % of same-property revenueNew Home demand based upon a ratio of 2 forecast jobs to create one household (forecasts are Moody’s).Total new supply based on Essex forecasts and Moody’s total permits, assuming a 24-month completion lag; except U.S. is based on Moody’s total starts.

 WHAT $1 MILLION BUYS YOU IN THE ‘BURBS, EAST VS. WEST  20                        Bay Area      Seattle      D.C.      New York

   LEGISLATIVE UPDATE & KEY MARKET STATS      The Courtyards at 65th Street | Emeryville, CA

LEGISLATION UPDATE

ESSEX PROPERTY TRUST, INC.

- Housing costs remain a key political and business issue across the country with many states implementing various forms of rent control legislation including Oregon, Colorado, Florida, Illinois, Massachusetts, and New York
- California's AB 1482 will cap renewal rents at CPI + 5%, providing **renter protections** while not destroying the **incentive for new home development**
- Essex has a long-standing guideline capping renewals at 10% and expects AB 1482 will result in approximately 10 bps impact to 2020 same-property revenues, primarily due to short-term rentals
- California's legislatures passed several housing related bills aimed at incentivizing affordable housing development
- A referendum to amend Costa Hawkins will be on the November 2020 ballot. A similar proposal was soundly defeated by voters in 2018 and the apartment industry is aligned to protect the incentive to build new homes
- It is highly likely that California's 2020 ballot will contain a proposal to modify Prop 13 for Commercial and Industrial Properties, creating a rolling 3 year re-assessment for property taxes. Fortunately, Apartment properties are not affected by the proposal
- "Since 2005 California has only produced 308 housing units for every 1,000 new residents. Add in the fact that California will be home to 50 million people by 2050, and it's obvious we're not on pace to meet that demand...we need to generate more funding for affordable housing, implement regulatory reform and create new financial incentives"
  – **Governor Newsom**

Sources: The Sacramento Bee and California Department of Finance, Finance Bulletin

22

   LOS ANGELES  ORANGE COUNTY    NORTHERN CALIFORNIA    SEATTLE        Units: 10,660Properties: 49      Units: 6,702Properties: 27      Units: 21,642Properties: 83      Units: 12,233Properties 57  PROPERTY MAPS & KEY MARKET STATS  Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures.Trailing three months growth as of Dec. 2019Trailing three months YOY growth 3Q’19 vs. 3Q’18. Seattle NWMLS data as of Dec’19  23      Job Growth(1)  2019FPersonal Income Growth  MedianHome Price to Median Income  Home Price Growth(2)  Office Construction/ Renovation SF(in millions)  Office Construction as% of Inventory  Office% Preleased  Los Angeles  1.5%  6.3%  7.8x  3.9%  10.5  3.4%  59%  Orange County  1.2%  5.7%  8.1x  0.3%  0.8  0.7%  16%  San Francisco  3.0%  5.3%  10.8x  0.6%  7.2  3.5%  71%  San Jose  2.9%  6.6%  8.4x  -3.1%  7.6  7.3%  75%  Seattle  3.3%  5.8%  6.4x  2.8%  9.0  6.0%  79%

   INVESTMENTS AND CAPITAL ALLOCATION      Velo & Ray | Seattle, WA

 ACQUISITIONS:Improve the NAV/share, cash flow/share and growth prospects of the company  DEVELOPMENT:Develop high-quality tenant-desired apartment homes near transportation nodes  REDEVELOPMENT:Focused on rent justified improvements to maximize NOI and value  CONDO OPTIONALITY:Potential value creation through ~9,000 condo convertible apartment homes in the Essex Portfolio  CO-INVESTMENT PLATFORM:Facilitates growth via private capital and provides attractive risk adjusted returns  PREF. EQUITY/SUBORDINATED DEBT:Opportunistically invest in high-quality development and stabilized assets in our existing markets            Pure Redmond | Redmond, WA  500 Folsom | San Francisco, CA  Bunker Hill | Los Angeles, CA  Essex Skyline | Santa Ana, CA  Century Towers | San Jose, CA  Meridian at Midtown | San Jose, CA  CORE COMPETENCIES TO CREATE VALUE  25

 Integrating the investing decision and the financing decision leads to value creation for shareholders                            Cash Flow Growth    Improve GrowthRate of thePortfolio    NAV/Share  DEALS MUST BE ACCRETIVE TO 3 METRICS:  DISCIPLINED CAPITAL ALLOCATION PROCESS  26

PROVEN HISTORY OF STRATEGIC CAPITAL ALLOCATION

ESSEX
PROPERTY TRUST, INC.

- Our innovative management team is **responsive to changing market dynamics** with the ability to source and structure unique opportunities within the multifamily space
- Disciplined ***underwriting***, ***rigorous analysis***, and ***total return driven***

Capital Allocation Select Highlights

2001	• ESS becomes the first multifamily REIT to create a fund business (raises $250M of equity for Fund I).
2009	• Acquires $106M of multifamily REIT unsecured bonds yielding 10.3% near the bottom of the market.
2010	• Acquires and begins developing early in the cycle. Acquires over $2B of properties over the next 3 years.
2014	• Acquires BRE in a deal valued at $6B, creating the only public apartment REIT dedicated exclusively to West Coast markets.
2016	• Increases investment in preferred equity and subordinated debt program due to attractive risk-adjusted returns relative to ground-up development.
2018	• Sold assets and repurchased stock to take advantage of market volatility and stock trading at a significant discount to NAV.
2020	• Bought out JV partner's interest in a $1B portfolio, partially-funded with record-low debt costs, while recognizing $6.5M in promote income.

27

 CPP INVESTMENT PORTFOLIO BUY-OUT  28  In January 2020, the Company purchased CPP Investments 45% interest in a land parcel and six communities valued at approximately $1.0 billion. The Company expects to recognize $6.5M in promote income in Q1 ‘20.The deal is year-one accretive to FFO and is reflected in the Company’s 2020 guidance.The six communities totaling 2,020 apartment homes are located in markets with favorable long-term supply and demand fundamentals.        Agora at South Main | Walnut Creek, CA        Connolly Station | Dublin, CA        Emme | Emeryville, CA        The Galloway | Pleasanton, CA        Park 20 | San Mateo, CA          Epic | San Jose, CA

                             Development Property  Location  Apartment Homes  Total Cost(1)$M  Remaining Costs(1) $M  InitialOccupancy  Stabilized Operations  %  Leased as 02/07/20  of  Mylo  Santa Clara, CA  476  $226  $29  Q3 2019  Q1 2021  33.8%      500 Folsom  San Francisco, CA  537  $415  $38  Q3 2019  Q4 2020  35.8%      Station Park Green Phase II  San Mateo, CA  199  $141  $6  Q3 2019  Q1 2020  95.5%      Station Park Green Phase III  San Mateo, CA  172  $134  $15  Q1 2020  Q2 2020  -      Station Park Green Phase IV  San Mateo, CA  107  $94  $78  Q4 2021  Q1 2022  -      Patina at Midtown  San Jose, CA  269  $136  $21  Q1 2020  Q1 2021  -      Wallace on Sunset  Hollywood, CA  200  $105  $35  Q2 2020  Q4 2020  -      Total    1,960  $1,251  $222                  Minimal development funding requirements in 2020No new development starts planned for 2020      500 Folsom | San Francisco, CA      Station Park Green | San Mateo, CA      Mylo | Santa Clara, CA  DEVELOPMENT PIPELINE UPDATE  (1) Reflected at 100% and not Essex Share. Essex share of remaining costs as of 12/31/19 was $193M.  29

OPTIMIZING PORTFOLIO PERFORMANCE

ESSEX
PROPERTY TRUST, INC.

- Essex aims to provide its residents with unparalleled convenience and customer service through paperless leasing, mobile maintenance accessibility, and smart home technologies.
- Currently implementing several platform investments that are intended to maximize efficiency and growth and improve sustainability.

- Smart buildings – Expanding to ~20k units
- Mobile maintenance 2.0 – Rollout underway
- Mobile/paperless leasing – Pilot Q4 '20
- Enhanced website functionality – Complete
- Portfolio analytics linked to research – Phase I complete
- Prospect-focused sales and lead management – Rollout Q1 '20
- Career and learning development systems – Phase I complete
- Digital human resources management – Complete



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   GUIDANCE & BALANCE SHEET      Mylo | Santa Clara, CA

 2020 YEAR-TO-DATE SAME-PROPERTY REVENUE GROWTH  32    ActualsJan/Feb 2019    Preliminary Jan/Feb 2020      Region  Revenue Growth  Financial Occupancy  Revenue Growth  Financial Occupancy  Full-Year Guidance Range  Southern California  2.6%  96.8%  2.9%  96.7%  2.2% to 3.2%  Northern California  3.0%  97.2%  3.5%  97.0%  2.6% to 3.6%  Seattle  2.3%  97.1%  4.5%  96.9%  3.5% to 4.5%  Total Same-Property Revenue Growth  2.7%  97.0%  3.4%  96.8%  2.6% to 3.6%  Preliminary January and February same-property revenue growth is in-line with the Company’s 2020 business plan

 Full-Year Guidance Guidance Midpoint      National GDP Forecast  2.0%    National Job Growth  1.2%    ESS Job Growth  1.7%    ESS Market Rent Growth  3.0%    ESS Same-Property Revenue Growth  2.6% - 3.6%  3.1%  ESS Same-Property Expense Growth  2.5% - 3.5%  3.0%  ESS Same-Property NOI Growth  2.2% - 4.0%  3.1%  Total FFO Per Share  $13.83 - $14.23  $14.03  Core FFO Per Share (1)  $13.74 - $14.14  $13.94  Total FFO Per (Diluted) Share Growth  0.7% - 3.6%  2.2%  Core FFO Per (Diluted) Share Growth (1)  2.7% - 5.7%  4.2%  2020 GUIDANCE(2)  Source: Company DisclosuresCore FFO excludes acquisition costs and non-routine items.Guidance remains unchanged from Q4 ‘19 earnings release.  33

2020 MSA LEVEL FORECAST

ESSEX PROPERTY TRUST, INC.

2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply [1]					Job Forecast [2]		Rent Forecast [3]
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth
Los Angeles	11,200	5,800	17,000	0.7%	0.5%	48,400	1.1%	2.6%
Orange	2,300	3,900	6,200	0.6%	0.6%	19,400	1.2%	3.0%
San Diego	3,250	3,500	6,750	0.7%	0.6%	20,500	1.4%	2.8%
Ventura	450	1,000	1,450	0.7%	0.5%	3,550	1.1%	2.8%
So. Cal.	**17,200**	**14,200**	**31,400**	**0.7%**	**0.5%**	**91,850**	**1.2%**	**2.8%**
San Francisco	2,350	400	2,750	0.6%	0.4%	28,650	2.4%	3.3%
Oakland	4,500	3,600	8,100	1.3%	0.8%	18,800	1.6%	2.2%
San Jose	4,700	2,400	7,100	1.9%	1.0%	24,900	2.2%	3.0%
No. Cal.	**11,550**	**6,400**	**17,950**	**1.5%**	**0.8%**	**72,350**	**2.0%**	**2.9%**
Seattle	**6,900**	**6,500**	**13,400**	**1.4%**	**1.0%**	**43,200**	**2.4%**	**3.5%**
Total/Weighted Avg. [4]	**35,650**	**27,100**	**62,750**	**1.1%**	**0.7%**	**207,400**	**1.7%**	**3.0%**

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2020 G.D.P. Growth: 2.0%, 2020 Job Growth: 1.2%

(1) **Residential Supply:** Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2) **Job Forecast:** Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) **Rent Forecast:** The estimated rent growth represents the forecasted change in effective market rents for full year 2020 vs 2019 (excludes submarkets not targeted by Essex).

(4) **Weighted Average:** Growth rates are weighted by scheduled rent in the Company's Portfolio.

34

 CAPITAL STRUCTURE & LIQUIDITY PROFILE  As of 12/31/19(1) Consolidated portfolio only.  35  12/31/19    Unsecured Credit Facility - CommittedBalance OutstandingUndrawn Portion of Credit FacilityCash, Cash Equivalents & Marketable Securities  $1,235$55    $1,180$225  Total Liquidity $1,405    Liquidity Profile ($ millions)              Secured Fixed Rate 13%  Secured Variable Rate4%  Unsecured Bonds 76%  Unsecured Term Loan 6%  Debt Composition(1)Credit  Facility 1%        Secured 17%  Unsecured 83%            Equity 78%  Credit Facility<1%  Unsecured Debt 18%  $26.4 Billion Total CapitalizationSecured Debt 4%

STRONG CREDIT PROFILE

ESSEX PROPERTY TRUST, INC.

Public Bond Covenants[1] and Selected Credit Ratios

	Q4 '19	Q3 '19	Q2 '19	Q1 '19	Q4 '18	Covenant
Debt to Total Assets	35%	37%	36%	36%	36%	< 65%
Secured Debt to Total Assets	6%	7%	9%	9%	12%	< 40%
Interest Coverage	471%	457%	450%	442%	437%	> 150%
Unsecured Debt Ratio [2]	277%	270%	272%	273%	285%	> 150%
Net Indebtedness to Adjusted EBITDAre [3][4]	5.5X	5.6X	5.5X	5.5X	5.4X	-
Unencumbered NOI to Adjusted Total NOI	88%	85%	80%	78%	74%	-

Credit Ratings

Agency	Rating	Outlook
Fitch	BBB+	Stable
Moody's	Baa1	Stable
S&P	BBB+	Stable

Source: Company Disclosures

(1) Please refer to the Company's Public Bond Filings with the SEC for the definitions of the covenants.
(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(3) Net Indebtedness is total debt less unamortized premiums, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities at pro rata share.
(4) Adjusted EBITDAre is on a pro rata basis and excludes non-routine items in earnings and other adjustments as outlined on page S-17.1 of the supplemental financial information furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on January 29, 2020.

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                                                                                       500  650  600  400  500  450  350  500  550  300  288  32  43  3  3  133  99  154  68  31  2  131  0  200  400  600  800  1,000  2020  2021  2022  2023  2024  2025  2026  2027  2028  2029  2030  Thereafter    Unsecured Debt    Secured Debt  Debt Maturities in Millions ($)  5.0%  9.2%  12.0%  10.4%  7.0%  10.9%  9.5%  8.7%  1.2%  9.2%  9.5%  7.4%  Debt Maturity Schedule(1)  5.8%  4.3%  3.2%  3.7%  4.0%  3.5%  3.5%  3.5%  4.1%  4.0%  3.1%  3.8%  % of Total Debt Maturing/YearWeighted Average Interest RateWeighted Average Interest Rate: 3.8%  WELL LADDERED DEBT MATURITY SCHEDULE  (1) Data as of 12/31/19. Excludes lines of credit.  37

 SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s financial guidance for the full-year 2020, its intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meetexpectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REITrequirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the Securities and Exchange Commission from time to time. All forward -looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this presentation.REGULATION G DISCLAIMERThis presentation contains certain non-GAAP financial measures within the meaning of Regulation G of the Securities Exchange Act of 1934. The Company’s definitions and calculations of such measures may differ from those used by other companies and, therefore, may not be comparable. The Company’s definitions of these terms and, if applicable, the reasons for their use and reconciliations to the most directly comparable GAAP measures are included in the Appendix.  DISCLAIMERS  39

PROJECTED EPS, FFO, AND CORE FFO PER DILUTED SHARE

ESSEX PROPERTY TRUST, INC.

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of the earnings supplement for the fourth quarter of 2019, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2020 Guidance Range [1]			
		1st Quarter 2020		Full-Year 2020	
	2019 Actuals	Low	High	Low	High
EPS - diluted	$ 6.66	$ 4.83	$ 4.93	$ 9.20	$ 9.60
Conversion from GAAP share count	(0.22)	(0.16)	(0.16)	(0.33)	(0.33)
Impairment Loss	0.10	-	-	-	-
Impairment Loss from unconsolidated co-investment	0.17	-	-	-	-
Depreciation and amortization	7.98	2.02	2.02	8.03	8.03
Noncontrolling interest related to Operating Partnership units	0.20	0.05	0.05	0.20	0.20
Gain on sale of real estate	(0.70)	-	-	-	-
Gain on remeasurement of co-investment	(0.46)	(3.28)	(3.28)	(3.27)	(3.27)
FFO per share - diluted	$ 13.73	$ 3.46	$ 3.56	$ 13.83	$ 14.23
Expensed acquisition and investment related costs	-	-	-	0.01	0.01
Deferred tax expense on unrealized gain on unconsolidated co-investment	0.02	-	-	-	-
Gain on sale of marketable securities	(0.02)	-	-	-	-
Unrealized gains on marketable securities	(0.09)	-	-	-	-
Equity income from non-core co-investment	(0.06)	-	-	-	-
Gain on early retirement of debt, net	(0.05)	-	-	-	-
Co-investment promote income	(0.01)	(0.10)	(0.10)	(0.10)	(0.10)
Income from early redemption of preferred equity investments	(0.05)	-	-	-	-
Accelerated interest income from maturity of investment in mortgage backed security	(0.10)	-	-	-	-
General and administrative and other, net	0.02	-	-	-	-
Insurance reimbursements and legal settlements, net	(0.01)	-	-	-	-
Core FFO per share - diluted	$ 13.38	$ 3.36	$ 3.46	$ 13.74	$ 14.14

(1) 2020 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX
PROPERTY TRUST, INC.

ADJUSTED EBITDAre RECONCILIATION

The National Association of Real Estate Investment Trusts ("NAREIT") defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company's share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company's ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company's credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6 of the earnings supplement for the fourth quarter of 2019 , in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.
The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

		Three Months Ended December 31, 2019
Net income available to common stockholders	$	128,818
Adjustments:		
Net income attributable to noncontrolling interest		6,364
Interest expense, net [(1)]		52,416
Depreciation and amortization		122,908
Income tax provision		50
Loss on sale of real estate an land		3,164
Gain on sale of co-investment communities		(50,227)
Impairment loss		7,105
Impairment loss from unconsolidated co-investments		11,484
Co-investment EBITDAre adjustments		22,573
EBITDAre		304,655
Gain on sale of marketable securities		(534)
Unrealized gains on marketable securities		(1,430)
Equity loss from non-core co-investment		418
General and administrative and other, net		1,181
Insurance reimbursements and legal settlements, net		(595)
Income from early redemption of preferred equity investments		(1,031)
Accelerated interest income from maturity of investment in mortgage backed security		(7,032)
Expensed acquisition and investment related costs		99
Gain on early retirement of debt, net		(3,426)
Adjusted EBITDAre	$	299,157

(1) Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX
PROPERTY TRUST, INC.

ENCUMBERED

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

FUNDS FROM OPERATIONS ("FFO") AND CORE FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as "Core FFO," to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company's core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs' calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company's calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations" of the earnings supplement for the fourth quarter of 2019.

INTEREST EXPENSE, NET

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results" of the earnings supplement for the fourth quarter of 2019. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Interest expense	$ 54,688	$ 217,339
Adjustments:		
Total return swap income	(2,272)	(8,446)
Interest expense, net	$ 52,416	$ 208,893

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET INDEBTEDNESS DIVIDED BY ADJUSTED EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios" of the earnings supplement for the fourth quarter of 2019. This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 of the earnings supplement for the fourth quarter of 2019. The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$	5,808,873
Total debt from co-investments at pro rata share		916,077
Adjustments:		
Consolidated unamortized premiums, discounts, and debt issuance costs		33,462
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs		4,227
Consolidated cash and cash equivalents-unrestricted		(70,087)
Pro rata co-investment cash and cash equivalents-unrestricted		(26,072)
Marketable securities (1)		(71,541)
Net Indebtedness	$	6,594,939
Adjusted EBITDAre, annualized (2)	$	1,196,628
Other EBITDAre normalization adjustments, net, annualized (3)		2,795
Adjusted EBITDAre, normalized and annualized	$	1,199,423
Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized		5.5

(1) Excludes investment in mortgage backed security
(2) Based on the amount for the most recent quarter, multiplied by four.
(3) Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET OPERATING INCOME ("NOI") AND SAME-PROPERTY NOI RECONCILIATIONS

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company's condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company's operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Earnings from operations	$ 116,818	$ 149,029	$ 481,112	$ 511,989
Adjustments:				
Corporate-level property management expenses	8,279	7,749	32,899	31,062
Depreciation and amortization	122,908	120,597	483,750	479,884
Management and other fees from affiliates	(2,504)	(2,371)	(9,527)	(9,183)
General and administrative	15,531	16,912	54,262	53,451
Expensed acquisition and investment related costs	99	38	168	194
Impairment loss	7,105	-	7,105	-
(Gain) Loss on sale of real estate and land	3,164	(39,617)	3,164	(61,861)
NOI	271,400	252,337	1,052,933	1,005,536
Less: Non-same property NOI	(18,274)	(12,518)	(63,492)	(53,044)
Same-Property NOI	$ 253,126	$ 239,819	$ 989,441	$ 952,492

PUBLIC BOND COVENANTS

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" of the earnings supplement for the fourth quarter of 2019 are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated August 7, 2019, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on August 7, 2019. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

SECURED DEBT

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5 of the earnings supplement for the fourth quarter of 2019.

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

UNENCUMBERED NOI TO ADJUSTED TOTAL NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2019, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2019 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

		Annualized Q4'19 [1]
NOI	$	1,085,600
Adjustments:		
NOI from real estate assets sold		-
Other, net [2]		(7,123)
Adjusted Total NOI		1,078,477
Less: Encumbered NOI		(125,684)
Unencumbered NOI	$	952,793
Encumbered NOI	$	125,684
Unencumbered NOI		952,793
Adjusted Total NOI	$	1,078,477
Unencumbered NOI to Adjusted Total NOI		88%

(1) This table is based on the amounts for the most recent quarter, multiplied by four.
(2) Includes intercompany eliminations pertaining to self-insurance and other expenses.

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